Exhibit 10.15

EXECUTION VERSION

AMENDMENT NUMBER THREE

to the

Master Repurchase Agreement

Dated as of November 2, 2010

among

PENNYMAC CORP.

PENNYMAC MORTGAGE INVESTMENT TRUST HOLDINGS I, LLC

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

This AMENDMENT NUMBER THREE is made this 30th day of December, 2011, by and among PENNYMAC CORP., a Delaware corporation, PENNYMAC MORTGAGE INVESTMENT TRUST HOLDINGS I, LLC, a Delaware limited liability company (each a “Seller” and collectively the “Sellers”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Buyer”), to the Master Repurchase Agreement, dated as of November 2, 2010, by and among Sellers and Buyer (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).

WHEREAS, Sellers have requested that Buyer amend the Agreement to modify the definition of Maturity Date, the distribution of Income thereunder and certain schedules and reporting requirements therein; and

WHEREAS, Sellers and Buyer have agreed to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.         Amendments. Effective as of December 30, 2011 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a)           The definitions of “Applicable Percentage” and “Maturity Date” in Article 2 of the Agreement are hereby amended and restated in their entirety to read as follows:

“Applicable Percentage”:  For each Purchased Asset, the applicable percentage (up to the Maximum Applicable Percentage for the applicable period) determined by Buyer in its sole discretion for such Purchased Asset on the Purchase Date thereof and set forth in the applicable Confirmation.  For the avoidance of doubt any Purchased Asset which is a Mortgage Loan shall have an Applicable Percentage of zero upon completion of any related foreclosure sale or other liquidation of the related Mortgage Loan.

“Maturity Date”:  The earliest of (a)  December 28, 2012; (b)  any Accelerated Repurchase Date and (c)  any date on which the Maturity Date shall otherwise occur in accordance with the Repurchase Documents or Requirements of Law.

(b)           Section 5.02(a)  of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a)         All Income received prior to the occurrence of a Turbo Trigger Event shall be applied as follows:

I.             With respect to Income on deposit in the Waterfall Account with respect to the Purchased REO Entity Interests:

first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased REO Entity Interests as of such Remittance Date;

second, to pay to Buyer an amount sufficient to eliminate any outstanding REO Margin Deficit, including without limitation any outstanding REO Margin Deficit that is the result of a reduction in the Maximum Applicable Percentage attributable to Eligible REO Properties on such Remittance Date in accordance with the terms of the Fee Letter;

third, to deposit any amounts necessary to maintain the Required Amount with respect to the Purchased REO Entity Interests in the REO Property Interest Reserve Account;

fourth, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Sellers and other applicable Persons to Buyer under the Repurchase Documents and allocable to the Purchased REO Entity Interests; and

fifth, any remaining amounts to the Waterfall Account.

II.            With respect to Income on deposit in the Waterfall Account with respect to the Purchased Mortgage Loans and Purchased REMIC Certificates and any amounts referred to in clause fifth of (a)(I)  above:

“first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased REMIC Certificates and Purchased Mortgage Loans as of such Remittance Date and any outstanding Facility Fees;

second, to pay to Buyer an amount sufficient to eliminate any outstanding Mortgage Loan/REMIC Margin Deficit with respect to the Purchased REMIC Certificates and the Purchased Mortgage Loans (without limiting Sellers’ obligation to satisfy a Mortgage Loan/REMIC Margin Deficit in a timely manner as required by Section 4.01), including without limitation any outstanding Mortgage Loan/REMIC Margin Deficit with respect to the Purchased REMIC Certificates or the Purchased Mortgage Loans that is the result of a reduction in the Maximum Applicable Percentage attributable to Eligible Mortgage Loans on such Remittance Date in accordance with the terms of the Fee Letter;

third, to deposit any amounts necessary to maintain the Required Amount with respect to the Purchased Mortgage Loans and Purchased REMIC Certificates in the Mortgage Loan Interest Reserve Account;

fourth, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Sellers and other applicable Persons to Buyer under the Repurchase Documents and allocable to the Purchased REMIC Certificates and the Purchased Mortgage Loans; and

fifth, any remaining amounts to Sellers.”

(c)           Section 8.09(m)  of the Agreement is hereby amended and restated in its entirety to read as follows:

“(m)        promptly upon reasonable request by Buyer, information regarding any Seller’s or Guarantor’s portfolio, including without limitation the PennyMac Loan Services monthly servicing reporting package and any other information regarding asset allocation, leverage, liquidity, and such other information respecting the condition or operations (financial or otherwise) of such Seller, Guarantor, Servicer, or Investment Advisor;”

(d)           Schedule 6 to the Agreement is hereby amended and restated in its entirety and replaced with Schedule 6 attached to this Amendment Number Three as Annex I.

SECTION 2.         Defined Terms.  Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 3.         Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Three need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 4.         Representations.  In order to induce Buyer to execute and deliver this Amendment Number Three, Sellers hereby represent to Buyer that as of the date hereof, Sellers are in full compliance with all of the terms and conditions of the Agreement, including without limitation, all of the representations and warranties and all of the affirmative and negative covenants, and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 5.         Fees and Expenses. Sellers agree to pay to Buyer all reasonable fees and out of pocket expenses incurred by Buyer in connection with this Amendment Number Three (including all reasonable fees and out of pocket costs and expenses of Buyer’s legal counsel incurred in connection with this Amendment Number Three) pursuant to Section 13.02 of the Agreement.

SECTION 6.         Governing Law. This Amendment Number Three and any claim, controversy or dispute arising under or related to or in connection with this Amendment Number Three, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall govern.

SECTION 7.         Counterparts.  This Amendment Number Three may be executed in two (2)  or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same agreement.  This Amendment Number Three, to the extent signed and delivered by facsimile or other electronic means, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  No signatory to this Amendment Number Three shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such Person forever waives any such defense.

[SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, Sellers and Buyer have caused this Amendment Number Three to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Buyer

By:	/s/ Goetz Rokahr
Its:	Goetz Rokahr
Title:	Vice President

[Additional Signature Page Follows]

Signature Pages to Amendment Number Three to Master Repurchase Agreement (WF-PennyMac)

PENNYMAC CORP., as a Seller

By:	/s/ Anne D. McCallion
Its:	Anne D. McCallion
Title:	Chief Financial Officer

PENNYMAC MORTGAGE INVESTMENT
TRUST HOLDINGS I, LLC, as a Seller

By:	/s/ Anne D. McCallion
Its:	Anne D. McCallion
Title:	Chief Financial Officer & Treasurer

Signature Pages to Amendment Number Three to Master Repurchase Agreement (WF-PennyMac)

ANNEX I

Schedule 6

[See attached]